Exhibit 5.2

[Letterhead of O’Melveny & Myers LLP]

May 29, 2019

Sabra Health Care Limited Partnership

18500 Von Karman Avenue, Suite 550

Irvine, California 92612

Sabra Capital Corporation

18500 Von Karman Avenue, Suite 550

Irvine, California 92612

Re:	Registration of 4.80% Senior Notes Due 2024 of Sabra Health Care Limited Partnership and Sabra Capital Corporation

Ladies and Gentlemen:

We have acted as counsel to Sabra Health Care Limited Partnership, a Delaware limited partnership (the “Partnership”) and Sabra Capital Corporation, a Delaware corporation (“Sabra Capital” and, together with the Partnership, the “Issuers”), each a wholly owned subsidiary of Sabra Health Care REIT, Inc., a Maryland corporation (“Sabra”), in connection with the issuance and sale of $300,000,000 aggregate principal amount of the Issuers’ 4.80% Senior Notes due 2024 (the “Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a registration statement on Form S-3 (File No. 333-215574), as amended by the Post-Effective Amendment No. 1, filed with the Securities and Exchange Commission (the “Commission”) on May 21, 2019 (as amended, the “Registration Statement”), which became effective upon filing with the Commission, with the Notes to be guaranteed (the “Guarantees”) by each of the parties listed on Schedule I attached hereto (each a “Guarantor” and collectively, the “Guarantors”).

In our capacity as counsel to the Issuers, we have examined originals or copies of (i) the Registration Statement, (ii) an indenture, dated as of May 23, 2013, among the Issuers, Sabra, and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the Eighth Supplemental Indenture relating to the 2024 Notes, dated as of May 29, 2019, among the Issuers, the Guarantors and the Trustee (as supplemented, the “Indenture”), (iii) the underwriting agreement (the “Underwriting Agreement”), dated May 21, 2019, by and among the Issuers, the Guarantors, and BofA Securities, Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein, and (iv) such other corporate and other records and documents we considered appropriate. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

1.

The Notes and the Guarantees have been duly authorized by all necessary limited partnership, corporate or limited liability company action, as applicable, on the part of the Issuers and each Guarantor listed on Schedule I as being organized or incorporated under the laws of the State of Delaware.

2.

When authenticated, executed, issued and delivered in accordance with the Indenture and upon payment for and delivery of the Notes in accordance with the terms of the Underwriting Agreement, the Notes will be the legally valid and binding obligations of the Issuers, enforceable against the Issuers in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

3.

When the Guarantees are executed and the Notes are executed, issued, authenticated and delivered, all in accordance with the Indenture and upon payment for and delivery of the Notes in accordance with the terms of the Underwriting Agreement, the Guarantees will be the legally valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws) and by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law.

With respect to the foregoing opinions, we have assumed as true the matters set forth in the opinions of Venable LLP, Fox Rothschild LLP, Hunton Andrews Kurth LLP, Flaherty Sensabaugh Bonasso PLLC, McCarthy Tétrault LLP, and Stewart McKelvey, each dated the date hereof, a copy of each of which has been delivered to you by such other counsel.

The law governed by this opinion is limited to the present federal law of the United States, the present laws of the State of New York, the present General Corporation Law of the State of Delaware, the present Revised Uniform Limited Partnership Act of the State of Delaware and the present Limited Liability Company Act of the State of Delaware. We express no opinion as to the laws of any other jurisdiction.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, or the rules and regulations of the Commission promulgated thereunder, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the prospectus included in the Registration Statement or any prospectus supplement, other than as expressly stated herein with respect to the Notes and the Guarantees.

We hereby consent to the use of this opinion as an exhibit to the Current Report on Form 8-K of Sabra Health Care REIT, Inc., being filed on the date hereof, and incorporated by reference into the Registration Statement. We hereby consent to the reference to our firm under the caption “Legal Matters” in the prospectus supplement, dated May 21, 2019, filed with the Commission on May 22, 2019. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Respectfully submitted,

/s/ O’Melveny & Myers LLP

Schedule I

Guarantors

Name	State or Other Jurisdiction of Incorporation or Organization
Sabra Health Care REIT, Inc.	Maryland
Sabra 1717 Preferred Equity, LLC	Delaware
Sabra Beaumont Preferred Equity, LLC	Delaware
Sabra Beavercreek Preferred Equity, LLC	Delaware
Sabra California II, LLC	Delaware
Sabra CA Holdco, Inc.	British Columbia
Sabra Canadian GP I Inc.	British Columbia
Sabra Canadian Holdings, LLC	Delaware
Sabra Canadian Properties I, Limited Partnership	British Columbia
Sabra Clarksville Preferred Equity, LLC	Delaware
Sabra Colorado, LLC	Nevada
Sabra Deerfield Preferred Equity, LLC	Delaware
Sabra Hagerstown, LLC	Delaware
Sabra Health Care, L.L.C.	Delaware
Sabra Health Care Delaware, LLC	Delaware
Sabra Health Care Frankenmuth, LLC	Delaware
Sabra Health Care Holdings I, LLC	Delaware
Sabra Health Care Holdings II, LLC	Delaware
Sabra Health Care Holdings III, LLC	Delaware
Sabra Health Care Holdings IV, LLC	Delaware
Sabra Health Care Holdings VI, LLC	Delaware
Sabra Health Care Investments, LP	Delaware
Sabra Health Care Northeast, LLC	Delaware
Sabra Health Care Pennsylvania, LLC	Delaware
Sabra Health Care Virginia, LLC	Delaware
Sabra Health Care Virginia II, LLC	Delaware
Sabra Lake Drive, LLC	Delaware
Sabra Madeira Preferred Equity, LLC (fka Sabra Celebration Preferred Equity, LLC)	Delaware
Sabra McCordsville Preferred Equity, LLC	Delaware
Sabra Michigan, LLC	Delaware
Sabra New Braunfels Preferred Equity, LLC	Delaware
Sabra New Mexico, LLC	Delaware
Sabra New Mexico II, LLC	Delaware
Sabra North Carolina, L.P.	Delaware
Sabra North Carolina GP, LLC	Delaware
Sabra Phoenix TRS Venture, LLC	Delaware
Sabra Phoenix TRS Venture II, LLC	Delaware
Sabra Phoenix Wisconsin, LLC	Delaware
Sabra Texas GP, LLC	Texas
Sabra Texas Holdings, L.P.	Texas
Sabra Texas Holdings GP, LLC	Texas
Sabra Texas Properties, L.P.	Texas
Sabra Texas Properties II, L.P.	Texas
Sabra Texas Properties III, L.P.	Texas
Sabra Texas Properties IV, L.P.	Texas
Sabra TRS Holdings, LLC	Delaware
SB New Martinsville, LLC	West Virginia
SbraREIT Canadian GP V Inc.	Nova Scotia
SbraREIT Canadian Properties V, Limited Partnership	Alberta